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                                                                    EXHIBIT 23.4

                      CONSENT OF HARRIS BEACH & WILCOX, LLP
                      -------------------------------------

The Board of Directors
Charter One Financial
1215 Superior Avenue
Cleveland, Ohio 44112

             We hereby consent to the reference to this firm under the heading "Legal Matters" in the Joint Proxy Statement/Prospectus forming a part of this Registration Statement on Form S-4 filed by Charter One Financial, Inc., without admitting or implying that we are "experts" within the meaning of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to any part of the Registration Statement.

                                        HARRIS BEACH & WILCOX, LLP

                                        By /s/ Thomas E. Willett
                                          --------------------------------------
                                          Thomas E. Willett
                                          Partner


August 7, 1997